Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Oak Ridge Financial Services, Inc. on Form S-8 of our report dated March 30, 2010, which appears in their Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Elliott Davis, PLLC

Galax, Virginia

May 10, 2010